                           OFFER TO PURCHASE FOR CASH
  ALL OF THE UNCONDITIONALLY ALLOTTED OR ISSUED AND FULLY PAID ORDINARY SHARES
       (INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING PREFERRED
                             SHARE PURCHASE RIGHTS)
                                       OF

                             TRITON ENERGY LIMITED
                                       AT
                         $45.00 NET PER ORDINARY SHARE
                                       BY

                         AMERADA HESS (CAYMAN) LIMITED
                          A WHOLLY OWNED SUBSIDIARY OF

                            AMERADA HESS CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, AUGUST 13, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                   July 17, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated July 17, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Amerada Hess (Cayman) Limited (the "Purchaser"), a company limited by shares organized under the laws of the Cayman Islands and a wholly owned subsidiary of Amerada Hess Corporation ("Amerada Hess"), a Delaware corporation, to purchase all of the existing unconditionally allotted or issued and fully paid ordinary shares, par value $0.01 per share, and any further ordinary shares which are unconditionally allotted or issued and fully paid before the date and time on which the Offer expires, including the associated Series A junior participating preferred share purchase rights (the "Rights") (the "Ordinary Shares"), of Triton Energy Limited (the "Company"), a company limited by shares organized under the laws of the Cayman Islands, at a price of $45.00 per Ordinary Share, net to the seller in cash, without interest thereon (the "Ordinary Share Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Any Holders who desire to tender Ordinary Shares and whose certificates evidencing such Ordinary Shares (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such Ordinary Shares by following the procedures for guaranteed delivery set forth in
Section 3 -- "Procedures for Tendering Ordinary Shares" of the Offer to
Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF ORDINARY SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ORDINARY SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ORDINARY SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Ordinary Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The Ordinary Share Offer Price is $45.00 per Ordinary Share, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

          2. The Offer is conditioned on, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Ordinary Shares which represent at least 90% in value of the Ordinary Shares (the "Minimum Condition"). Amerada Hess or the Purchaser may, at any time, amend the Minimum Condition to equal the number of Ordinary Shares representing at least a majority of the total number of votes of the Ordinary Shares on a fully diluted basis. The Offer is also conditioned on the satisfaction of the HSR Condition (as defined in the Offer to Purchase) and the satisfaction of certain other terms and conditions. See the Introduction and Sections 14 -- "Conditions of the Offer" and 15 -- "Certain Legal Matters; Regulatory Approvals" of the Offer to Purchase.

          3. The Offer is being made for all of the Ordinary Shares.

          4. Holders of Ordinary Shares ("Holders") who tender Ordinary Shares pursuant to the Offer whose Ordinary Shares are registered in their own name and who tender directly to The Bank of New York, as Depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Ordinary Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See the section entitled "Important Tax Information" in the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, August 13, 2001, unless the Offer is extended.

          6. The Board of Directors of the Company has unanimously (i) determined that the Acquisition Agreement (as defined in the Offer to Purchase), the Principal Shareholders Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer, the Scheme of Arrangement (as defined in the Offer to Purchase) and the Compulsory Acquisition (as defined in the Offer to Purchase) are fair to and in the best interests of the Company and the holders of Ordinary Shares and Preferred Shares(as defined in the Offer to Purchase) (other than, in the case of transactions contemplated by the Principal Shareholders Agreement, the Principal Shareholders (as defined in the Offer to Purchase)), (ii) approved the execution, delivery and performance by the Company of the Acquisition Agreement and the Principal Shareholders Agreement and the transactions contemplated thereby, including the Offer, the Scheme of Arrangement and the Compulsory Acquisition, and (iii) resolved to recommend that the Holders accept the Offer and tender their Ordinary Shares (including the Rights) pursuant to the Offer and that the holders of Ordinary Shares and Preferred Shares approve the Scheme of Arrangement, if such approval is sought.

          7. Notwithstanding any other provision of the Offer, payment for Ordinary Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or, if such Ordinary Shares are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Ordinary Shares into the Depositary's account at The Depository Trust Company, and if certificates evidencing the associated Rights have been issued, such certificates or a Book-Entry Confirmation, if available, with respect to such certificates (unless the Purchaser elects, in its sole discretion, to make payment for the Ordinary Shares pending receipt of such certificates or a Book-Entry Confirmation, if available, with respect to such certificates), (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for Ordinary Shares (or certificates for Rights) or Book-Entry Confirmations with respect to Ordinary Shares (or Rights, if applicable) are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE ORDINARY SHARE OFFER PRICE TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     If you wish to have us tender any or all of the Ordinary Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Ordinary Shares, all such Ordinary Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Ordinary Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any such state statute, the Offer will not be made to (and tenders will not be accepted from or on behalf of) Holders in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE UNCONDITIONALLY ALLOTTED OR ISSUED
                         AND FULLY PAID ORDINARY SHARES
            (INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING
                        PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                             TRITON ENERGY LIMITED

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated July 17, 2001, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Amerada Hess (Cayman) Limited (the "Purchaser"), a company limited by shares organized under the laws of the Cayman Islands and a wholly owned subsidiary of Amerada Hess Corporation ("Amerada Hess"), a Delaware corporation, to purchase all of the existing unconditionally allotted or issued and fully paid ordinary shares, par value $0.01 per share, and any further ordinary shares which are unconditionally allotted or issued and fully paid before the date and time on which the Offer expires, including the associated Series A junior participating preferred share purchase rights (the "Ordinary Shares"), of Triton Energy Limited (the "Company"), a company limited by shares organized under the laws of the Cayman Islands, at a price of $45.00 per Ordinary Share, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Ordinary Shares indicated below (or if no number is indicated below, all Ordinary Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Ordinary Shares to be Tendered*:
-----------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all of your Ordinary Shares held by us for your account are to be tendered.

Date:
--------------------------------------------------------------------------------

                                   SIGN HERE

Signature(s):
--------------------------------------------------------------------------------

Print Name(s):
--------------------------------------------------------------------------------

Print Address(es):
--------------------------------------------------------------------------------

Area Code and Telephone Number(s):
-----------------------------------------------------------------

Taxpayer Identification or Social Security Number(s):
-------------------------------------------------